UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

           Date of Report (Date of earliest reported): August 12, 2004

                        CHINA ELITE INFORMATION CO., LTD.
               (Exact name of registrant as specified in charter)

    British Virgin Islands               0-25591                  11-3462369
(State of other jurisdiction          (Commission               (IRS Employer
      of incorporation)               File Number)             Identification No

                         Address: DeHeng Chen Chan, LLC
                            225 Broadway, Suite 1910
                               New York, NY 10007
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (212) 608-6500

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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

      On August 12, 2004, following the acceptance in Delaware of a Certificate of Transfer by the Registrant, the Registrant changed the jurisdiction under which it is incorporated from the State of Delaware to the British Virgin Islands. In connection with such reincorporation, Registrant changed its name from Relocate 411.com, Inc. to China Elite Information Co., Ltd.

      This reincorporation was accomplished for tax planning purposes. The reincorporation had no effect on the Company's current business operations in China.

      The reincorporation was approved by the sole director of Company's Board of Directors and by unanimous consent of all of the holders of the Company's outstanding stock.

      Each share of common stock, par value $0.01 per share, of the Delaware Corporation was converted into one fully paid and non-assessable share of the BVI Company. The Registrant will continue to satisfy the public reporting obligations as a domestic filer under the rules and regulations promulgated by the U.S. Securities and Exchange Commission.

      The Registered Office of the BVI Company is HWR Services Limited of Craigmuir Chambers, P.O. Box 71, Road Town, Tortola, British Virgin Islands. The BVI Company adopted new Memorandum of Association, Articles of Incorporation and Articles of Continuation.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibits:

3(a)  Articles of Continuation of China Elite Information Co., Ltd.

3(b) Memorandum of Association of China Elite Information Co., Ltd., a British Virgin Islands corporation.

3(c) Articles of Association of China Elite Information Co., Ltd., a British Virgin Islands corporation.

3(d)  Certificate of Transfer of Relocate 411.com, Inc.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             CHINA ELITE INFORMATION CO., LTD.


Date: August 16, 2004                        By: /s/ Li Kin Shing
      ---------------                            -----------------------------
                                                 Li Kin Shing
                                                 President